UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following information was filed with the Securities and Exchange Commission on October 28, 2022 by FTAI Finance Holdco Ltd. on Form 8-K (Item 8.01 Other Events):

As previously reported, on August 12, 2022, Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (“FTAI” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, FTAI Finance Holdco Ltd. (to be known as FTAI Aviation Ltd. following the Holdco Merger (as defined in the Definitive Proxy Statement)), a Cayman Islands exempted company and an indirect subsidiary of FTAI (“FTAI Aviation”), and FTAI Aviation Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of FTAI Aviation (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into FTAI (the “Merger”), with FTAI surviving as a wholly owned subsidiary of FTAI Aviation. In connection with the Merger, FTAI filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement, dated October 11, 2022 (the “Definitive Proxy Statement”), and commenced mailing the Definitive Proxy Statement to shareholders of FTAI on or about October 11, 2022.

On October 20, 2022 and October 25, 2022, FTAI received a total of four demand letters from four purported shareholders of FTAI (the “Demand Letters”). The Demand Letters generally allege that the Definitive Proxy Statement on Schedule 14A for the Special Meeting of Shareholders to be held on November 9, 2022 at 8:00 a.m., Eastern Time (the “Special Meeting”) and relating to the transactions contemplated by the Merger, contain several disclosure deficiencies.

FTAI has not yet responded to any of these Demand Letters and believes they are without merit. However, in order to moot the purported FTAI shareholders’ unmeritorious disclosure claims, alleviate the costs, risks and uncertainties inherent in litigation and provide additional information to its shareholders, FTAI has determined to voluntarily supplement the Definitive Proxy Statement with certain supplemental disclosures as described in the following section entitled “Supplemental Disclosures” in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, FTAI specifically denies all allegations by the purported FTAI shareholders in the Demand Letters that any additional disclosure was or is required.

This filing will not affect the timing of the special meeting of the Company’s shareholders scheduled for November 9, 2022 at 8:00 a.m., Eastern Time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001. The Company’s board of directors continues to recommend that the Company’s shareholders vote “FOR” the approval of the merger proposal.

Supplemental Disclosures

The following disclosures supplement the disclosures contained in the Definitive Proxy Statement and should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. The terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

1.
The disclosure in the section entitled “The Merger Proposal—Background of the Merger” on page 55 of the Definitive Proxy is hereby supplemented by adding the following immediately after the first paragraph on such page:

The special committee’s delegated authority was limited to the foregoing Specified Matters in connection with the previously competed spin-off transaction and the Special Committee did not consider or review the terms of the merger (which terms were considered and reviewed by all members of the FTAI board of directors).

2.	The disclosure in the second full paragraph on page 55 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline):

The material terms of the spin-off were proposed by FTAI for consideration by the special committee, which was delegated authority to consider and review the terms of the spin-off and certain related matters (but which did not include the merger). The special committee hired Fried, Frank, Harris, Shriver & Jacobson LLP as its outside legal counsel to assist it in considering the terms of the proposed spin-off. The special committee reviewed with its outside legal counsel the terms of the definitive transaction agreements providing for the spin-off transaction. The special committee, in consideration of the Specified Matters, also received a review from an outside financial advisory firm, Houlihan Lokey, of publicly available information regarding stock options that were adjusted in selected spin-off transactions and publicly available information regarding selected external management agreements. Houlihan Lokey was not engaged by FTAI in connection with the merger and did not receive any compensation or fee in connection with or contingent upon the consummation of the merger. The special committee considered other transactions and considerations as part of the full FTAI board process, including not proceeding with the spin-off transaction, as well as discussed the agreements related to the spin-off, and determined that the terms were substantially consistent with the terms in place prior to the spin-off, and agreed to approve the Specified Matters on this basis. As part of the full FTAI board process, the full board also considered other transactions, including business combinations, acquisitions, dispositions, stock buybacks, special dividends, internal restructurings, capital raising, debt financings or refinancings and spin-offs. The special committee agreed that the transaction would likely increase shareholder value and make it easier to determine each business’ separate valuation. Following the determination of the special committee, the board of directors of FTAI unanimously approved the spin-off transactions, subject to the board of directors declaring the distribution prior to the closing of the spin-off. On July 12, 2022, the FTAI board of directors declared the distribution, and on August 1, 2022, FTAI completed the spin-off of FTAI Infrastructure.

3.	The disclosure in the third full paragraph on page 55 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline):

Following the completion of the spin-off transaction, FTAI and the Company prepared the merger agreement and related agreements providing for the transactions in order for the public company to become a Cayman Islands exempted company to address the shareholder feedback described above. The FTAI board of directors did not conduct a “market check” in connection with its consideration of the merger, given that the merger transactions consist of an internal holding company merger and no third-party sale. On August 11, 2022, the board of directors of each of FTAI and the Company and the sole member of Merger Sub approved the merger agreement and the transactions contemplated thereby. The special committee’s delegated authority was limited to the foregoing Specified Matters in connection with the previously competed spin-off transaction and the Special Committee and did not consider or review the terms of the merger (which terms were considered and reviewed by all members of the FTAI board of directors). On August 12, 2022, FTAI, the Company and Merger Sub entered into the merger agreement.

4.	The disclosure in the first full paragraph on page 56 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline):

FTAI’s Board of Directors’ Reasons for Approval of the Merger

FTAI’s board of directors carefully evaluated the agreements relating to the proposed merger and reviewed industry and financial data, including the market capitalizations, dividend yields, total returns, analyst reports and trading multiples to revenue of publicly traded aviation companies as part of an ongoing strategic review with FTAI management in order to determine that the transaction terms were reasonable and that the merger was in the best interests of FTAI’s shareholders. No projections or financial valuation analysis were prepared for, or reviewed by, FTAI or its board of directors in consideration of the internal holding company merger. The following is a summary of the material factors that the FTAI board of directors considered:

•
after a thorough review of other restructuring transaction structures reasonably available to FTAI and the  Company, the proposed merger represents the best potential restructuring transaction structure for FTAI and the most attractive opportunity for FTAI’s management to accelerate its business plan;

•	the management of FTAI supports the restructuring transaction;
•	the merger is generally not expected to be a taxable event to many of FTAI’s shareholders for U.S. federal income tax purposes; and
•	feedback that management had received from FTAI’s shareholders that had indicated that it was difficult to assess the value of FTAI against peer companies given its tax status as a partnership.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to information regarding the transactions contemplated by the spin-off and the commencement of trading. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to FTAI. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of FTAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and FTAI’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, as updated by annual, quarterly and other reports FTAI files with the SEC, which are available on FTAI’s website (www.ftandi.com), and the risk factors set forth in FTAI Aviation’s preliminary registration statements filed with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for FTAI to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. FTAI expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FTAI’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities

Additional Information about the Merger and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed restructuring transaction between FTAI and FTAI Aviation. In connection with the proposed transaction, FTAI Aviation filed a final registration statement on Form S-4 with the SEC on October 11, 2022 (the “Registration Statement”) that included a proxy statement of FTAI and that also constitutes a prospectus of FTAI Aviation. Each of FTAI and FTAI Aviation may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or Registration Statement or any other document that FTAI or FTAI Aviation may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about FTAI and FTAI Aviation, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by FTAI and FTAI Aviation will be available free of charge on FTAI’s website at https://www.ftandi.com or by contacting FTAI’s Investor Relations Department by email at ir@ftandi.com or by phone at (212) 798-6128.

Participants in the Solicitation

FTAI, FTAI Aviation and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of FTAI is set forth in FTAI’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on April 14, 2022, and FTAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 28, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus included in the Registration Statement, and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the Registration Statement and the proxy statement/prospectus carefully when these become available before making any voting or investment decisions. You may obtain free copies of these documents from FTAI using the source indicated above.